                                                                     EXHIBIT 4.2















                    STEWART INFORMATION SERVICES CORPORATION

                                      1999

                      DEFERRED COMPENSATION TRUST AGREEMENT

                                     For The

                                      1999

                        Salary Deferred Compensation Plan

                                TABLE OF CONTENTS


         Section 1.        Establishment of Trust.................................................................2

         Section 2.        Payments to the Participants and Their Beneficiaries...................................3

         Section 3.        Trustee Responsibility Regarding Payments To Trust Beneficiary When Company Is
                           Insolvent..............................................................................4

         Section 4.        Payments to Company....................................................................6

         Section 5.        Investment Authority...................................................................7

         Section 6.        Powers and Duties of Trustee...........................................................7

         Section 7.        Disposition of Income.................................................................11

         Section 8.        Accounting by Trustee.................................................................11

         Section 9.        Responsibility of Trustee.............................................................12

         Section 10.       Compensation and Expenses of Trustee..................................................14

         Section 11.       Resignation and Removal of Trustee....................................................15

         Section 12.       Appointment of Successor..............................................................16

         Section 13.       Single Trust..........................................................................17

         Section 14.       Communications with Trustee...........................................................17

         Section 15.       Change of Control.....................................................................17

         Section 16.       Insurers..............................................................................20

         Section 17.       Taxes.................................................................................21

         Section 18.       Amendment or Termination..............................................................22

         Section 19.       Miscellaneous.........................................................................23

         Section 20.       Effective Date........................................................................25


                    STEWART INFORMATION SERVICES CORPORATION

                                      1999

                      DEFERRED COMPENSATION TRUST AGREEMENT

                                     For The

                                      1999

                        Salary Deferred Compensation Plan



         (a) This Stewart Information Services Corporation 1999 Deferred Compensation Trust Agreement ("Trust Agreement") is made this ______ day of October, 1998, effective beginning January 1, 1999 by and between Stewart Information Services Corporation ("Company") and Wells Fargo Bank (Texas), N.A. ("Trustee") for use in conjunction with the 1999 Salary Deferred Compensation Plan.

         (b) WHEREAS, Company has adopted the nonqualified deferred compensation plan listed in Appendix I hereto (the "Plan");

         (c) WHEREAS, each participating employee (the "Participant") may make current annual contributions to the Plan from his current compensation under the terms of the Plan;

         (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to transfer the Participant contributions and any other contributions to the Trust, as assets that shall be held in the Trust, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as provided in the Plan;

         (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

         (f) WHEREAS, it is the intention of Company to transfer the Participant contributions to the Trust to provide a source of funds for meeting the Company's liability under the Plan;

         NOW THEREFORE, this Trust Agreement, is hereby made by and between the Company and the Trustee with provisions as follows:

         SECTION 1. ESTABLISHMENT OF TRUST.

         (a) Company has deposited with Trustee in trust an amount equal to or no less than $100, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable subject to approval by the Board of Directors of the Company.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants and general creditors of the Company as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) After the Trust has become irrevocable pursuant to Section 1(b) hereof, Company shall be required in accordance with the terms of the Plan to transfer to the Trust no less frequently than quarterly the Participant contributions in cash or in kind pursuant to the terms of the Plan.

         SECTION 2. PAYMENTS TO THE PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule"), which shall be revised and updated by the Company from time to time, that indicates the amounts payable in respect of each Participant (and his beneficiaries), which provides the time and manner of payment to the Participant of funds from the Trust. Except as otherwise provided herein, Trustee shall make payments in cash or in kind to each Participant and his beneficiaries in accordance with the Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits under the Plan and shall either pay amounts withheld from the Trust to the appropriate taxing authority or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Participant or his beneficiaries to benefits under the Plan shall be determined by Company or such person as Company may designate under the Plan and any claim for such benefits shall be considered reviewed under the procedures set out in the Plan.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the highest ranking officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         (d) For purposes of this Section 3, the Trustee shall have the right as a reimbursable administration cost and expense under this Trust Agreement to retain any outside counsel and experts it reasonably believes is necessary or appropriate to assist it with regard to the determination of insolvency and to commence a judicial interpleader or declaratory judgment or other appropriate action for direction regarding this determination.

         SECTION 4. PAYMENTS TO COMPANY.

         (a) Except as provided in Section 3 above and Section 4(b) below, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan. Once all payments due under the Plan have been made from the Trust to all Participants and their beneficiaries, any remaining assets in the Trust shall revert to the Company.

         (b) If as of the end of any Plan Year, the value of the Trust exceeds 150 percent of the total aggregate account balances of all Participants in the Plan, the Company shall have the right to receive a withdrawal or reversion from the Trust of such excess. The Trustee shall transfer all or any part of such excess to the Company upon request by the Company.

         SECTION 5. INVESTMENT AUTHORITY.

         In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company (or affiliated corporations within the same commonly controlled group), other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participants.

         SECTION 6. POWERS AND DUTIES OF TRUSTEE.

         All investment and disbursement powers over all property held in this Trust shall be vested exclusively in the Trustee. Except as provided in this Trust Agreement to the contrary, Trustee shall have all the rights, powers and duties granted trustees under the Texas Trust Code, as amended from time to time, and shall have the power and authority to perform every act necessary or appropriate to carry out the terms of this Trust to the maximum extent permitted by law, including, without limitation, the following:

                  (a) The receipt of contributions or funding under the Plan;

                  (b) To hold, manage, invest, reinvest, sell and exchange all property of the Trust, together with any additional property which may from time to time be transferred to the Trustee as herein provided; to collect, invest and reinvest any and all income resulting from all such Trust property; to accumulate and distribute the income and principal of the Trust in accordance with this Trust Agreement, after deducting expenses properly payable from trust income;

                  (c) The entering into and performance of any agreement;

                  (d) Subject to the provisions of Section 3 above, the undertaking of any legal action, whether as plaintiff or defendant, on behalf of the Trust;

                  (e) The employment of any person, including attorneys, accountants, investment managers and agents, to advise and assist Trustee in the performance of its duties;

                  (f) The execution and delivery of all instruments necessary or appropriate to accomplishing or facilitating the exercise of Trustee's powers;

                  (g) To release, in the discretion of Trustee, any fiduciary power at any time, in whole or in part, temporarily or permanently, whenever Trustee may deem it advisable, by acknowledged instrument;

                  (h) To keep any and all securities or other assets of the Trust in the name of some other person or entity with a power of attorney for the transfer attached or in bearer or Federal Reserve Book Entry form or in the name of Trustee without disclosing the fiduciary capacity of Trustee;

                  (i) To vote, either in person or by proxy, any share of stock held as part of the assets of the Trust;

                  (j) To invest and reinvest Trust property and the income therefrom in a money market fund or other mutual fund from which the Trustee or an affiliate of the Trustee may receive advisory fees or other remuneration;

                  (k) To hold cash uninvested at any time and in any amount pending investment pursuant to the terms of this Trust Agreement; and

                  (l) To invest in and hold life insurance policies and contracts on the life or lives of any of the Participants, whether on a group or individual basis, with a carrier or carriers who are qualified and authorized to do such business, as well as variable annuities, mutual funds and separate accounts sponsored or managed by the designated life insurance carrier(s), of the type approved or designated by the Company.

         When Trustee acts in good faith, Trustee, in all matters pertaining to Trustee's management and investment of the Trust, may rely upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by Trustee to be genuine, to have been signed by a proper representative of the Participant or beneficiary, Company or any investment manager or third party recordkeeper, if one is appointed, and to be the act of the Participant or beneficiary, Company or the investment manager or third party recordkeeper, as the case may be. Trustee may accept any certificate or other instrument duly signed by a proper representative of the Participant or beneficiary, Company or the investment manager or third party recordkeeper, if one is appointed which purports to evidence an instruction, direction or order of the Participant or beneficiary, Company, the investment manager or third party recordkeeper, as the case may be, as conclusive evidence thereof.

         Any person dealing in good faith with Trustee or in good faith assisting Trustee in conducting a transaction shall be entitled to rely without inquiry upon the representation that Trustee has the power Trustee purports to exercise and has exercised such power in accordance with the provisions of this Trust Agreement, and in such event such person shall not be responsible for the application of money or property paid or delivered to Trustee.

         In holding, investing and managing the investments and assets of the Trust, Trustee shall take into account, any investment objectives and guidelines prescribed by the Company from time to time. Until further notice, the initial investment objectives and guidelines of the Company for the Plan and Trust are set forth in Appendix II to this Trust Agreement.

         With respect to the holding of any life insurance policy or separate account, variable annuity or mutual fund generally described in Appendix II to this Trust Agreement, the Company shall have the right to select any one or more life insurance carriers as the issuer or manager of such holdings, and direct the Trustee to accept such holdings for the Trust.

         SECTION 7. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

         SECTION 8. ACCOUNTING BY TRUSTEE.

         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         (b) Trustee shall keep and maintain complete and accurate records of the Trust and all transactions involving any property of the Trust. Such records shall be available for inspection by Company or any Participant at all times during normal business hours. Trustee shall produce and furnish to Company quarterly (or monthly if the Company requests) annual itemized statements identifying all transactions of the Trust and generally reflecting the condition of the Trust.

         SECTION 9. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction in Harris County, Texas to resolve the dispute.

         (b) Company shall indemnify and hold harmless Trustee for any damages, expenses, liabilities or losses, incurred or sustained by or imposed on Trustee, arising in connection with the Trust or the

Plan (including reasonable attorneys' fees), including any litigation that the Trustee defends against or initiates in connection with the administration of Trustee's powers and duties under the Trust or the Plan. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment by withdrawing funds from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (g) Notwithstanding any provisions of this Trust Agreement or the Plan to the contrary, Trustee may in good faith fully rely on any representations or directions given to Trustee by Company (or its officers and employees designated to Trustee for this purpose) under this Trust Agreement or the Plan.

         (h) Notwithstanding any provisions of this Trust Agreement or the Plan to the contrary, Trustee shall not be liable for any action taken or omitted as Trustee of this Trust unless such action or omission constitutes bad faith, gross negligence or willful disregard for the provisions of this Trust Agreement.

         (i) The Trustee shall be responsible and liable for the assets in the Trust including assets accepted as contributions to the Trust from the Company. The Trustee shall be under no obligation and shall not have the duty to collect or recover any funds or assets that have not yet been contributed to the Trust until those funds and assets have both been contributed by the Company and accepted by the Trustee.

         SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE.

         For its services hereunder, Trustee shall receive reasonable annual compensation in accordance with its standard fee schedule in effect at the time that such services are furnished to the Trust. The Company shall pay all reasonable or agreed upon administrative and Trustee's fees and expenses, including any expenses attributable to the payment of persons engaged or expenses paid in accordance with the provisions of Sections 3(d), 5A and 8 above. The Trustee shall periodically (but no less frequently than quarterly) submit its statements of account to the Company. Payment shall be made by Company in a prompt manner. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 30 days written notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of written notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 below, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction in Harris County, Texas for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (e) The resignation or removal of Trustee shall not be effective and shall not occur unless and until a successor trustee is appointed in accordance with Section 12 below or the second sentence in Section 11(d) above.

         (f) After a Change in Control (as defined in Section 15 below) Trustee may not resign or be removed without the written approval at the time of such resignation or removal of at least two-thirds of the total number of the Participants (or the beneficiary for a deceased Participant) due amounts to be paid under the Plan on the basis of one vote per Participant (or beneficiary for a deceased Participant).

         SECTION 12. APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 11(a) or (b) above, Company may appoint any qualified corporate fiduciary, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing

Trust assets, subject to Sections 8 and 9 above. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 13. SINGLE TRUST.

         This Trust shall constitute a single pooled trust with aggregate funding and aggregate liability as to all employees and their respective employers who participate in the Plan and have accounts in the Trust. The funds and assets in the Trust shall be available to pay distributions to all Participants in the Plan.

         SECTION 14. COMMUNICATIONS WITH TRUSTEE.

         The Company may designate a committee (the "Committee") of one or more individuals for the purposes or carrying out the Company's responsibility and authority under the Trust. The Committee shall communicate, as appropriate to the Trustee, the actions of the Committee, which shall be binding on the Company and may be relied upon by the Trustee.

         SECTION 15. CHANGE OF CONTROL.

         (a) Change in Control shall mean the first to occur of any of the following items:

                  (i) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of 50 percent or more of the Company's capital stock entitled to vote in the election of directors;

                  (ii) During any period of not more than two consecutive years, not including any period prior to the adoption of this Trust, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii),
         (iv) or (v) of this Section 15(a)) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office, either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50 percent of the common stock of the surviving corporation immediately after the consolidation or merger;

                  (iv) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

                  (v) The shareholders of the Company approve the sale or transfer of substantially all of the Company's assets to parties that are not within a "controlled group of corporations" (as defined in Code
         Section 1563) in which the Company is a member; or

                  (vi) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act, or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of

         Company or of the sale of all or substantially all of Company's assets.

         (b) Following a change of control, the following modifications shall be implemented by the Trustee under the Trust:

                  (i) No further changes may be made in the investment objectives and guidelines in Appendix II except as deemed appropriate in the sole discretion of the Trustee.

                  (ii) The authority of the Committee under Section 14 above may be disregarded to the extent deemed appropriate in the sole discretion of the Trustee.

                  (iii) The limitations on the resignation or removal of Trustee under Section 10(f) above shall become applicable.

         (c) For purposes of this Section 15, the term "Company" shall mean Stewart Information Services Corporation and/or Stewart Title Guaranty Company.

         SECTION 16.  INSURERS.

         (a) No insurance company or carrier, i.e., insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by it.

         (b) An insurer shall accept the signature of the Trustee to any documents or papers executed in connection with such contracts. The signature of the Trustee shall be conclusive proof to the insurer that the person on whose life an application is being made is eligible to have a contract issued on his or her life and is eligible for a contract of the type and amount requested.

         (c) An insurer shall deal with the Trustee as the sole and absolute owner of any insurance contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plans or this Trust Agreement.

         (d) An insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no liability for the operation of the Trust or the Plan, whether or not in accordance with their terms and provisions.

         (e) An insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice of the appointment and qualification of a successor Trustee.

         SECTION 17. TAXES.

         The Company (or its subsidiary, as the case may be) shall from time to time pay taxes of any kind whatsoever that at any time is lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust are not paid by the Company, the Trustee shall have the power to pay such taxes out of the Trust and shall seek reimbursement from the Company. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee
(i) shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Committee, and (ii) shall not have the obligation to file any tax return on behalf of the Trust, unless such return is not prepared and filed by the Company. The Trustee shall cooperate with the Committee in connection with the preparation and filing of any such return.

         SECTION 18. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) above.

         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. In accordance with Section 4 above, upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of at least three-fourths of the total number of Participants (or the beneficiary for a deceased Participant) due amounts to be paid at any time thereafter under the Plan on the basis of one vote per Participant (or beneficiary for a deceased Participant), Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. In such case, all assets in the Trust at termination shall be returned to Company.

         (d) Notwithstanding the preceding provisions of this Section 18, the Trust shall terminate (to the extent required under the applicable rule against perpetuities) one day prior to the last day of the period ending 21 years after the death of the last surviving Participant who was a Participant at the inception of the Trust under the Plan.

         SECTION 19. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to the Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process except to the extent provided in the Plan with respect to domestic relations orders.

         (c) For purposes of facility of payment, in the event that the Participant or beneficiary to receive a payment or distribution from the Trust is incompetent or otherwise incapacitated in a manner that the Trustee can reasonably question that individual's ability to manage his own affairs, the Trustee may make the payment to (i) such individual's guardian or other legal representative; (ii) the person responsible for the support and care of such individual if the Trustee can reasonably determine that such person is trustworthy; or (iii) any other person a court with proper jurisdiction may direct. Notwithstanding the preceding provisions of this Section 19(c), if in the judgment of Trustee, the Participant becomes incapacitated, Trustee shall have full discretionary authority to utilize the income and principal of the Trust for the health, education, maintenance, support and other needs of the Participant, as determined by Trustee in its sole discretion. No judicial determination shall be required and the Trustee shall incur no liability to any person whatsoever for making such distributions to or for the benefit of the Participant.

         (d) This Trust Agreement shall be governed by and construed in accordance with the laws of Texas.

         (e) Any provision or requirement for notice to be made under this Trust Agreement shall mean written notice. Written notice may be delivered in hand (i.e., personal hand delivery) or by certified mail with a return receipt to the current address of the person to receive the notice. Telecopy or electronic facsimile transmissions of notice shall not be binding.

         (f) All persons dealing with the Trustee are released from inquiring into the decisions or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

         (g) Words used in the masculine shall include to the feminine where applicable, and when the context requires, the plural shall be read as the singular and the singular as the plural.

         (h) This Trust Agreement may be executed in an original and any number of counterparts, each of which shall be deemed to be an original of one and the same instrument.

         (i) Except as otherwise provided in this Trust Agreement, for purposes of this Trust Agreement, the term Company shall generally include Stewart Title Guaranty Company and their operating affiliates who have adopted and have an employee who is a Participant in the Plan.

         (j) In the event of any inconsistency or conflict between the terms of this Trust Agreement and the Plan, the Trustee shall be bound and obligated only to follow the terms of this Trust Agreement, which shall be controlling.

         SECTION 20. EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be January 1, 1999, or if sooner, the date this Trust Agreement has been fully executed and accepted by the Trustee.

         In witness whereof, this Trust Agreement has been entered into on the date first set forth hereinabove.

                                   STEWART INFORMATION SERVICES
                                   CORPORATION



                                   By:
                                      ---------------------------
                                      Stewart Morris, President


Attest:

Affix Corporate Seal




--------------------------
Sue M. Pizzitola, Secretary



                                   WELLS FARGO BANK (TEXAS), N.A.


                                   By:
                                      --------------------------------
                                      John J. Kelley
                                      Vice President & Trust Officer

THE STATE OF TEXAS)
                  )
COUNTY  OF  HARRIS)


         BEFORE ME, the undersigned authority, on this day personally appeared Stewart Morris, known to me to be the person whose name is subscribed to the foregoing instrument as President of Stewart Information Services Corporation, a Delaware state corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of October 1998.

                                       ------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE  OF  T E X A S

                                       Printed Name:
                                                    -----------------
                                       My commission expires:
                                                             --------





THE STATE OF TEXAS)
                  )
COUNTY  OF  HARRIS)

         BEFORE ME, the undersigned authority, on this day personally appeared John J. Kelley, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President & Trust Officer of Wells Fargo Bank (Texas), N.A., a banking institution, and executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said banking institution.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of October 1998.

                                       ------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE  OF  T E X A S

                                       Printed Name:
                                                    -----------------
                                       My commission expires:
                                                             --------

                                   APPENDIX I

                                     "Plan"



         The Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan adopted by Stewart Information Services Corporation on October ___, 1998.

                                   APPENDIX II

                     "Investment Objectives and Guidelines"


         Until further notice from the Company to the Trustee the following initial investment objectives and guidelines have been established by the Company for the Plan and the Trust. The following investments are contemplated and authorized:

                  (a) Life insurance policies and contracts on the life or lives of any of the eligible participants, whether on a group or individual basis, with a carrier or carriers who are qualified and authorized to do such business, designated by the Company.

                  (b) Variable annuities, mutual funds and separate accounts sponsored or managed by the designated life insurance carrier(s), of the type approved or designated by the Company.